Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-223030, 333-230522, 333-234186, 333-237045, 333-248507, 333-263621 and 333-269005) and Form S-8 (Nos. 333-224220, 333-265449, 333-268323 and 333-272712) of Purple Innovation, Inc. (the Company) of our report dated March 13, 2025, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Salt Lake City, Utah

March 13, 2025